UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2005
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware	001-32239	20-0501090
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Anton Blvd., Suite 2000
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement
     On November 28, 2005, American Communications Network (“ACN”) notified Commerce Energy, Inc. (“Commerce”), a wholly-owned and the principal operating subsidiary of Commerce Energy Group, Inc. (the “Company”), of its intent to exercise its right not to renew the Sales Agency Agreement between ACN and Commerce (the “Sales Agency Agreement”). The Sales Agency Agreement, as amended, provides that either Commerce or ACN shall give the other party written notice of the intent not to renew the initial or any successive term of the Sales Agency Agreement not less than 30 days prior to the end of such term. The initial term of the Sales Agency Agreement ends on February 9, 2006. As a result of the written notice of ACN’s intent not to renew, the Sales Agency Agreement will terminate automatically on February 9, 2006.
     Commerce and ACN entered into the Sales Agency Agreement on February 9, 2005 in connection with its purchase of certain assets of ACN’s electric power and natural gas sales business (the “ACN Energy Transaction”). In the ACN Energy Transaction, Commerce acquired approximately 80,000 residential and small business customers for the sale of electricity and natural gas, as well as equipment, inventory, software and other assets. Commerce also gained access to ACN’s network for the sale of retail electric power in Texas and Pennsylvania and retail natural gas in California, Ohio, Georgia, New York, Pennsylvania and Maryland under the Sales Agency Agreement, whereby ACN provided its network of sales representatives to act as sales agents for Commerce’s electricity and natural gas products to residential and small business customers. As a result of the ACN Energy Transaction, Commerce expanded its core business into six new markets, added to its core business the sale of natural gas, acquired a substantial number of new customers and acquired a sales force which provided the opportunity to acquire customers in new markets.
     As a result of the termination of the Sales Agency Agreement, ACN’s network of sales representatives will no longer offer Commerce’s electricity and natural gas products after February 9, 2006. The Company believes that ACN decided to terminate the Sales Agency Agreement, in part, because of an expressed desire to concentrate its sales efforts in its traditional telecommunications markets.
     Commerce believes that the termination of the Sales Agency Agreement will not materially affect its relationships with existing customers acquired in the ACN Energy Transaction or subsequently acquired through ACN’s network of sales representatives under the Sales Agency Agreement and that its existing internal direct sales force and other indirect sales channels in development will effectively replace ACN’s sales network in all of its current and future electricity and natural gas retail markets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation

Date: December 2, 2005	By:	/S/ STEVEN S. BOSS

Steven S. Boss Chief Executive Officer